                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, For Use of the
                                                Commission Only (as Permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Commercial Net Lease Realty, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statements, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                       COMMERCIAL NET LEASE REALTY, INC.

                        455 S. ORANGE AVENUE, SUITE 700
                             ORLANDO, FLORIDA 32801
                               TEL: 407-265-7348

                                 APRIL 9, 1999

To Our Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of Commercial Net Lease Realty, Inc. (the "Company") on May 18, 1999, at 9:00 a.m., at the Citrus Club, 255 S. Orange Avenue, 18th Floor, Orlando, Florida 32801. The directors and officers of the Company look forward to greeting you personally. Enclosed for your review are the Proxy, Proxy Statement and Notice of Meeting for the Annual Meeting of Stockholders, which describe the business to be conducted at the meeting. We will also report on matters of current interest to our stockholders.

     Whether you own a few or many shares of stock of Commercial Net Lease Realty, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed envelope. Returning your proxy card will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting.

Sincerely,

/s/ JAMES M. SENEFF, JR.   /s/ KEVIN B. HABICHT
James M. Seneff, Jr.       Kevin B. Habicht
Chairman of the Board and  Executive Vice President,
Chief Executive Officer    Chief Financial Officer and
                           Secretary/Treasurer

                       COMMERCIAL NET LEASE REALTY, INC.

                        455 S. ORANGE AVENUE, SUITE 700
                             ORLANDO, FLORIDA 32801

       -----------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1999
       -----------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of COMMERCIAL NET LEASE REALTY, INC. will be held at 9:00 a.m. local time, on May 18, 1999, at the Citrus Club, 255 S. Orange Avenue, 18th Floor, Orlando, Florida, for the following purposes:

     1. To elect five directors.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 18, 1999, WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF.

     Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting you may revoke your Proxy and vote your shares in person. It is important that your shares be voted.

                                       By Order of the Board of Directors,
                                       /s/ KEVIN B. HABICHT

                                       Kevin B. Habicht
                                       Secretary

April 9, 1999
Orlando, Florida

                       COMMERCIAL NET LEASE REALTY, INC.
                        455 S. ORANGE AVENUE, SUITE 700
                             ORLANDO, FLORIDA 32801
                               TEL: 407-265-7348

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is furnished by the Board of Directors of Commercial Net Lease Realty, Inc. (the "Company") in connection with the solicitation by management of proxies to be voted at the annual meeting of stockholders to be held on May 18, 1999, and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on March 18, 1999 (the "Record Date"), will be entitled to vote.

     Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted FOR the election of directors. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (2) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the annual meeting and voting in person.

     Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

     Solicitation of proxies will be primarily by mail. However, directors and officers of the Company may also solicit proxies by telephone or telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. It is anticipated that this Proxy Statement and the enclosed Proxy will be mailed to stockholders on or about April 9, 1999.

     As of the Record Date, 30,033,278 shares of the common stock of the Company (the "Common Stock") were outstanding. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the Record Date, executive officers and directors of the Company had the power to vote approximately 3.4% of the outstanding shares of Common Stock.

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
PROPOSAL:      ELECTION OF DIRECTORS.......................................    3
               Nominees....................................................    3
               Compensation of Directors...................................    5
               Committees of the Board of Directors........................    5
               Executive Officers..........................................    6
               EXECUTIVE COMPENSATION......................................    9
               Summary Compensation Table..................................    9
               Option Grants for the Year Ended December 31, 1998..........    9
               Option Values at December 31, 1998..........................   10
               Employment Agreements.......................................   10
               COMPENSATION COMMITTEE REPORT...............................   11
               PERFORMANCE GRAPH...........................................   12
                                                                              12
SECURITY OWNERSHIP.........................................................
                                                                              14
     Section 16(a) Beneficial Ownership Reporting Compliance...............

                                                                              14
CERTAIN TRANSACTIONS.......................................................

                                                                              15
INDEPENDENT AUDITORS.......................................................

                                                                              15
OTHER MATTERS..............................................................

                                                                              16
PROPOSALS FOR NEXT ANNUAL MEETING..........................................

                                    PROPOSAL

                             ELECTION OF DIRECTORS

NOMINEES

     The persons named below have been nominated by the Board of Directors of the Company (the "Board of Directors") for election as directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and qualified. Mr. Lanier became a director in 1988 and Mr. Clark in 1991. Messrs. Bourne and Seneff became directors in 1992. Mr. Hinkle became a director in June 1993. The table sets forth each nominee's name, age, principal occupation or employment during at least the last five years, and directorships in other public corporations.

     The Company's officers and directors have advised the Company that they intend to vote their shares of Common Stock for the election of each of the nominees. Proxies will be voted FOR the election of the nominees below unless authority is withheld. Stockholders may withhold authority to vote for any nominee, in lieu of voting for the entire slate of directors, by lining through or striking out the name of any nominee listed below the pertinent instruction on the proxy card.

            NAME AND AGE                                        BACKGROUND
            ------------                                        ----------
Robert A. Bourne, 51.................  Mr. Bourne has served as Vice Chairman of the Board since
                                       February 1996. Previously, Mr. Bourne served as Secretary
                                       and Treasurer of the Company from February 1996 through
                                       December 31, 1997. Additionally, he has served as a director of the Company since June 1992. Previously, he served as
                                       Vice Chairman of the Board, Secretary and Treasurer of CNL
                                       Realty Advisors, Inc. (the external advisor of the Company from July 1992 through December 31, 1997, the "Advisor")
                                       from February 1996 until December 1997, as President of the
                                       Company from July 1992 until February 1996 and as President and a director of the Advisor from 1991 until February 1996.
                                       On January 1, 1998, the Advisor merged into a wholly owned subsidiary of the Company which resulted in the Company
                                       becoming a self-administered and self-managed real estate
                                       investment trust. See "Certain Transactions." Mr. Bourne has also served as Vice Chairman of CNL American Properties
                                       Fund, Inc. since February 1999 and as a director of CNL
                                       American Properties Fund, Inc. from 1994 to 1999. Mr. Bourne has also served as a director of CNL Hospitality Properties,
                                       Inc. and CNL Health Care Properties, Inc. since 1996 and
                                       1997, respectively. Mr. Bourne also serves as President of
                                       CNL Group, Inc. ("CNL Group"). In addition, Mr. Bourne is
                                       President, a director and a registered principal of CNL
                                       Securities Corp., President and a director of CNL Investment
                                       Company, President of CNL Realty Corp. and President and a
                                       director of CNL Institutional Advisors, Inc., a registered investment advisor. All of the entities discussed in the
                                       preceding sentence are affiliates of CNL Group, a privately held, diversified real estate company. Since joining CNL
                                       Group in 1979, Mr. Bourne has been active in the
                                       acquisition, development and management of real estate
                                       projects throughout the United States. Mr. Bourne formerly was a Certified Public Accountant with Coopers & Lybrand.

            NAME AND AGE                                        BACKGROUND
            ------------                                        ----------
Edward Clark, 79.....................  Mr. Clark currently is a director of two private companies and a trustee of a private trust. From 1984 until July 1992,
                                       Mr. Clark served as President of the Company. From 1982
                                       through January 1998, he was employed by Investors
                                       Management Corporation, a privately held corporation. While employed by Investors Management Corporation, Mr. Clark
                                       provided consulting services with respect to tax and
                                       financial matters to Investors Management Corporation,
                                       Golden Corral Corporation, a subsidiary of Investors
                                       Management Corporation, and various other companies. From
                                       1966 to 1980, Mr. Clark, a certified public accountant, was a partner in the public accounting firm of Peat Marwick
                                       Mitchell & Co.

Clifford R. Hinkle, 50...............  Since 1991, Mr. Hinkle has been a director and executive officer of the Flagler companies, including Flagler Capital
                                       Corporation, which provides financial advisory and
                                       investment consulting services, where he has been the
                                       President since 1991, and Flagler Holdings, Inc., a merchant banking company, where he has been the Chairman and Chief
                                       Executive Officer since 1996. Additionally, Mr. Hinkle was a director of MHI Group, Inc., a New York Stock Exchange
                                       company, which owned and operated funeral homes and
                                       cemeteries from November 1993 until November 1995, and was the Chief Executive Officer of MHI Group, Inc. from April
                                       1995 until November 1995 when it was acquired by a
                                       subsidiary of The Loewen Group. Since 1996, Mr. Hinkle has been a director of Integrated Orthopaedics, Inc., an
                                       American Stock Exchange company, which owns and operates
                                       orthopaedic physician management practices. From 1987 to
                                       1991, Mr. Hinkle was the Executive Director and Chief
                                       Investment Officer of the State Board of Administration of
                                       Florida and managed over $40 billion in various trust funds.

Ted B. Lanier, 64....................  Mr. Lanier was the Chief Executive Officer of the Triangle
                                       Bank and Trust Company, Raleigh, North Carolina
                                       ("Triangle"), from January 1988 until March 1991. Mr. Lanier also was the Chairman of Triangle from January 1989 until
                                       March 1991 and its President from January 1988 until January
                                       1989. Since his retirement in 1991 as Chairman and Chief
                                       Executive Officer of Triangle, Mr. Lanier has managed his
                                       personal investments and managed investment accounts for
                                       various individuals and trusts.

            NAME AND AGE                                        BACKGROUND
            ------------                                        ----------
James M. Seneff, Jr., 52.............  Mr. Seneff has been Chief Executive Officer of the Company since July 1992 and Chairman of the Board of the Company
                                       since June 1992. Mr. Seneff has served as Chief Executive
                                       Officer, director, and principal stockholder of CNL Group
                                       since its formation in 1973. From 1991 to December 1997, Mr.
                                       Seneff served as Chief Executive Officer and Chairman of the
                                       Board of the Advisor. Mr. Seneff has served as Chairman of the Board and a director of CNL American Properties Fund,
                                       Inc., CNL Hospitality Properties, Inc. and CNL Health Care
                                       Properties, Inc. since 1994, 1996 and 1997, respectively.
                                       From 1986 to 1994, Mr. Seneff served on the Florida
                                       Investment Advisory Council (the "Council"), which oversees the $40 billion Florida state retirement plan, and was
                                       Chairman of the Council from 1991 to 1992. Since 1971, Mr.
                                       Seneff has been active in the acquisition, development and management of real estate projects throughout the United
                                       States. Mr. Seneff is the brother-in-law of Kevin B.
                                       Habicht, Chief Financial Officer of the Company.

     In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote FOR the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote is required for the election of directors. Any director that does not receive an affirmative vote of a plurality of the shares of Common Stock will not be elected.

     A majority of the Company's directors are required to be independent, as that term is defined in the Company's Bylaws, as amended (the "Bylaws"). Messrs. Bourne, Clark, Hinkle and Lanier are independent directors (the "Independent Directors"). Independent Directors are those persons who are not affiliated, directly or indirectly, with any person, corporation, association, company, trust, partnership (general or limited) or other organization to whom the Board of Directors has delegated management duties. In addition, an Independent Director cannot perform any services for the Company other than as a director.

COMPENSATION OF DIRECTORS

     During the year ended December 31, 1998, each director who was a director for the entire year was paid $12,000 for serving on the Board of Directors. Each director received $1,000 per quarterly Board of Directors meeting attended and $750 per committee meeting attended. Since May 1993, however, Mr. Seneff has waived his director's fees. The Board of Directors believes this compensation level is comparable to that provided by many other companies in the real estate investment trust ("REIT") industry.

     The Board of Directors met 13 times during the year ended December 31, 1998 and the average attendance by the nominated directors at Board of Directors meetings was approximately 97%. Each nominated member attended at least 94% of the total meetings of the Board of Directors and of any committee on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The current members of the Audit Committee are Messrs. Clark and Lanier, who have served since June 1992, and Mr. Hinkle, who has served since June 1998. The Audit Committee makes recommendations to the Board of Directors as to the independent accountants of the Company and reviews with such accounting firm the scope of the audit and the results of the audit upon its completion. Additionally, the Audit Committee reviews the adequacy of the Company's internal accounting controls. The Audit Committee met four times during the year ended December 31, 1998.

     The Company has a standing Compensation Committee, the members of which are selected by the full Board of Directors each year. The current members of the Compensation Committee are Messrs. Clark, Hinkle and Lanier. The Compensation Committee is responsible for establishing and administering executive compensation programs including administration of the 1992 Commercial Net Lease Realty, Inc. Stock Option Plan (the "1992 Plan") as well as approval of changes in directors' fees. The Compensation Committee met once during the year ended December 31, 1998.

     The Company has a standing Nominating Committee. The current members of the Nominating Committee are Messrs. Bourne, Hinkle, Lanier and Seneff. The Nominating Committee's primary responsibility is to consider new directors for the Company. The Nominating Committee did not meet during the year ended December 31, 1998.

EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

                NAME                                       POSITION
                ----                                       --------
James M. Seneff, Jr..................  Chief Executive Officer and Chairman of the Board
Gary M. Ralston......................  President and Chief Operating Officer
Kevin B. Habicht.....................  Executive Vice President, Chief Financial
                                       Officer, Secretary and Treasurer

     Mr. Ralston, age 48, has served as President and Chief Operating Officer of the Company since February 1996. From February 1996 until December 1997 he served as President of the Advisor. From December 1993 until February 1996 he served as Executive Vice President and Chief Operating Officer of the Company. Mr. Ralston previously served as Vice President of the Company from July 1992 through December 1993 and as Vice President of the Advisor from its inception in 1991 through December 1993. From 1988 to 1992, he also served as a Senior Vice President of CNL Properties, Inc., a real estate investment and asset/property management company affiliated with CNL Group, Inc. From 1983 until 1988, Mr. Ralston was Vice President of ENCO, a real estate investment and asset/property management firm located in Lakeland, Florida. Mr. Ralston holds the Certified Commercial Investment Member and Society of Industrial and Office Realtors designations and is also a Florida licensed Real Estate Broker, Mortgage Broker and Certified Building Contractor. Mr. Ralston is a member of the Urban Land Institute, Vice Chairman of its Small Scale Development Council, a member of the National Association of Real Estate Investment Trusts, a member of the Governing Council of the Commercial Investment Real Estate Institute and a member of the steering committee of the Capital Consortium.

     Mr. Habicht, age 40, has been Executive Vice President and Chief Financial Officer of the Company since December 1993 and has been Secretary and Treasurer of the Company since January 1, 1998. Mr. Habicht previously served as Assistant Secretary of the Company from December 1993 through December 1997, as Vice President of the Company from July 1992 through December 1993, as Assistant Secretary of the Advisor from December 1993 through December 1997, and as Vice President of the Advisor from its inception in 1991 through December 1993. From 1990 through December 1997, Mr. Habicht served as Senior Vice President of CNL Institutional Advisors, Inc. and from 1992 through 1997, Mr. Habicht served as Treasurer of CNL Investment Company, Senior Vice President of CNL Management Company and Treasurer of CNL Securities Corp. From 1981 to 1983, Mr. Habicht, a Certified Public Accountant and a Chartered Financial Analyst, was employed by Coopers & Lybrand, Certified Public Accountants. Mr. Habicht is the brother-in-law of James M. Seneff, Jr., Chief Executive Officer and Chairman of the Board of the Company.

     The background of Mr. Seneff is described at "PROPOSAL -- ELECTION OF DIRECTORS -- Nominees."

     The Company employs certain other officers who also have extensive experience in selecting and managing freestanding retail properties. In addition to the directors and executive officers listed above, the following individuals are involved in the acquisition, development and management of the Company's properties:

     John K. Awsumb, age 52, has served as Senior Vice President of the Company since January 1, 1998. From October 1992 to December 1997, Mr. Awsumb served as Senior Vice President of CNL Development Company, Inc. (the "Development Company"), which was merged with the Advisor in April 1997. Prior to joining the Development Company, from 1973 to 1992, Mr. Awsumb was a founding principal of Vickerey/ Oversat/Awsumb Associates, Inc., a national architecture, planning, and interior design firm in Orlando, Florida and Chicago, Illinois. Mr. Awsumb served as vice chairman of that company from 1976 to 1992. From 1975 to 1981, Mr. Awsumb served as Chairman of the Downtown Development Board of the City of Orlando. Mr. Awsumb is a member of the American Institute of Architects and from 1987 to 1989 served as president and State director of the mid-Florida chapter. Mr. Awsumb is currently Vice President of the State Association of the American Institute of Architects.

     Mez R. Birdie, age 49, has served as Senior Vice President of Asset Management of the Company since April 1998. From January 1, 1998 to April 1998, Mr. Birdie served as Vice President of Asset Management of the Company. From December 1993 to December 1997, Mr. Birdie served as Vice President of Asset Management of the Advisor, from June 1992 to November 1993, Mr. Birdie served as Director of Retail Management of the Company and from 1987 to 1992, Mr. Birdie served as Director of Property Management for Charles Wayne Properties, Inc. Mr. Birdie has received the Certified Property Manager designation awarded by the Institute of Real Estate Management and the Senior Certified Shopping Center Manager designation awarded by the International Council of Shopping Centers
(ICSC), and has a total of 14 years experience in the field of commercial and residential property management.

     Joseph A. Ciardiello, age 51, has served as Senior Vice President of Corporate Acquisitions of the Company since January 1, 1998. From May 1996 through December 1997, Mr. Ciardiello served as Senior Vice President of Corporate Acquisitions of the Advisor. From 1992 to 1996, he served as Vice President of Real Estate and Development at Color Tile Inc. Prior to that he served as Vice President of Real Estate Price Club East Coast and Vice President of Development at Marriott Corporation. Mr. Ciardiello also served as National Director of Real Estate at McDonalds Corporation where he developed McDonalds' first joint venture real estate projects. Mr. Ciardiello holds the Certified Commercial Investment Member designation and is a member of the National Association of Corporate Real Estate Executives (NACORE). Mr. Ciardiello has over 20 years of retail real estate experience.

     J. Michael Davis, age 38, has served as a Vice President of the Company since January 1, 1998. From April 1997 to December 1997, Mr. Davis served as a Vice President of the Development Company. Prior to joining the Development Company Mr. Davis was a Vice President of Trammell Crow BTS, Inc. ("Trammell Crow") from 1994 to 1997. From 1989 to 1993, Mr. Davis served as Marketing Director -- Retail for Trammell Crow. Mr. Davis is a member of the International Council of Shopping Centers and the Urban Land Institute.

     Alexander M. Dmyterko, age 39, has served as Executive Vice
President -- Build to Suit Chief Operating Officer since January 1, 1998. From March 1997 to December 1997, Mr. Dmyterko served as Build to Suit Chief Operating Officer of the Development Company. Before joining the Development Company, Mr. Dmyterko was a founder, and from 1993 to 1997 served as Executive Vice President/Managing Director of, Trammell Crow. From 1991 to 1993 Mr. Dmyterko served as Managing Director -- Retail for Trammell Crow. From 1987 to 1991 Mr. Dmyterko was a Project Manager and Marketing Representative at Trammell Crow. Mr. Dmyterko is a member of the International Council of Shopping Centers, the Urban Land Institute and the Chicago Area Shopping Center Owners.

     David G. Etter, age 36, has served as Director of Real Estate Acquisitions of the Company since January 1, 1998. From April 1996 to December 1997, Mr. Etter served as Director of Real Estate Acquisitions of the Advisor. Previously, Mr. Etter worked for Rite Aid Corporation from 1994 to 1996 as Director of Real Estate for the Southeastern United States, and as Real Estate Manager for Taco Bell Corp. from 1989 to 1994. Mr. Etter holds an M.B.A., is a member of the National Association of Corporate Real Estate

Executives (NACORE) and has 10 years of experience in asset management, real estate acquisition and real estate development.

     Courtney S. Hubbard, age 35, has served as Director of Due Diligence and Research of the Company since January 1, 1998. From February 1995 to December 1997, Ms. Hubbard served as Director of Due Diligence and Research of the Advisor. Prior to joining the Advisor, Ms. Hubbard was a senior associate at Clayton, Roper & Marshall, a real estate appraisal and consulting firm (1991 to 1995) and a senior associate with Kampe Appraisals, Inc. (1989 to 1991). She holds a Master of Arts Degree in Real Estate from the University of Florida. Ms. Hubbard is a MAI (Member, Appraisal Institute), a certified general real estate appraiser in the State of Florida, and a member of the Appraisal Institute's Admissions and Ethics committees.

     Dawn A. Peterson, age 35, has served as Director of Accounting and Financial Reporting of the Company since January 1, 1998. From July 1994 to December 1997, Ms. Peterson served as Director of Accounting and Financial Reporting of the Advisor. From 1991 to 1994, Ms. Peterson was employed by Coopers & Lybrand as a Certified Public Accountant (CPA). Ms. Peterson earned a Bachelor of Science degree in Business Administration and a Master of Science Degree in Accountancy from the University of Central Florida. She is a member of the American Institute of Certified Public Accountants.

     Cynthia C. Shelton, age 45, has served as Vice President of Acquisitions of the Company since January 1, 1998. From May 1996 to December 1997, Ms. Shelton served as Director of Acquisitions of the Advisor. Ms. Shelton served from 1995 to 1996 as Vice President of the Ross Realty Group, a real estate brokerage and property management company that specializes in retail properties, and from 1985 to 1995 as the Real Estate Manager for KinderCare Learning Centers, Inc., the largest child care company in the United States. Ms. Shelton has 21 years of experience in commercial brokerage and site selection and she holds the Certified Commercial Investment Member (CCIM) designation and is a Florida licensed Real Estate Broker. Ms. Shelton is the 1996 President of the Florida CCIM Chapter, a national councilor for the Certified Investment Real Estate Institute (CIREI) and a 1997 Director of the National Association of Realtors.

     Dennis E. Tracy, age 49, has served as Senior Vice President the Company since January 1, 1998. From November 1990 to December 1997, Mr. Tracy served as Senior Vice President of the Development Company. Prior to joining the Development Company, Mr. Tracy founded Tracy Homes, Inc., a luxury custom home building company and served as its president and owner. Mr. Tracy is a Certified Commercial Investment Manager and a member of the Advisory Board for the Retail Contractors Association.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

     The following table shows the annual and long-term compensation paid by the Company to the Chief Executive Officer and the two other executive officers of the Company for services rendered in all capacities to the Company during the fiscal years ended December 31, 1998, 1997, and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                           COMPENSATION
                                        ANNUAL COMPENSATION(1)            ---------------
                                   --------------------------------        STOCK OPTION            ALL OTHER
   NAME AND PRINCIPLE POSITION     YEAR       SALARY        BONUS         AWARDS (SHARES)       COMPENSATION(2)
   ---------------------------     ----      --------      --------       ---------------       ---------------
James M. Seneff, Jr..............  1998      $125,000      $ 62,500            46,000               $4,800
     Chief Executive Officer &     1997             0             0                 0                    0
     Chairman of the Board         1996             0             0           120,000                    0
Gary M. Ralston..................  1998      $225,000      $112,500            92,000               $4,800
     President and Chief           1997             0             0                 0                    0
     Operating Officer             1996             0             0            75,000                    0
Kevin B. Habicht.................  1998      $150,000      $ 75,000            46,000               $4,637
     Executive Vice President,     1997             0             0                 0                    0
     Chief Financial Officer,      1996             0             0            60,000                    0
     Secretary and Treasurer

---------------
(1) No executive officer received a salary or bonus from the Company prior to January 1, 1998. Until January 1, 1998, the Company's employees and executive officers were also employees and executive officers of the Advisor and received compensation from the Advisor. Subsequent to the merger of the Advisor with the Company, all officers and employees of the Company were compensated directly by the Company.

(2) Represents Company contributions to the Company's 401(k) Plan.

     The following table provides certain information regarding stock options granted to the named executive officers for the year ended December 31, 1998. The Company has not granted any SARs.

               OPTION GRANTS FOR THE YEAR ENDED DECEMBER 31, 1998

                                               INDIVIDUAL GRANTS
                              ----------------------------------------------------   POTENTIAL REALIZABLE
                                             PERCENT OF                                VALUE AT ASSUMED
                               NUMBER OF    TOTAL OPTIONS                            ANNUAL RATES OF STOCK
                              SECURITIES       GRANTED      EXERCISE                  PRICE APPRECIATION
                              UNDERLYING    TO EMPLOYEES    PRICE PER                 FOR OPTION TERM(1)
                                OPTIONS       IN FISCAL       SHARE     EXPIRATION   ---------------------
            NAME              GRANTED (#)       YEAR         ($/SH)        DATE       5% ($)     10% ($)
            ----              -----------   -------------   ---------   ----------   --------   ----------
James M. Seneff, Jr.........    46,000           7.1%        17.375     03/31/2008   193,561      781,636
Gary M. Ralston.............    92,000          14.3%        17.375     03/31/2008   387,123    1,563,272
Kevin B. Habicht............    46,000           7.1%        17.375     03/31/2008   193,561      781,636

---------------

(1) Based on the closing share price of the Common Stock of $13.25 per share on December 31, 1998, less the exercise price of the options.

     The following table sets forth certain information with respect to unexercised stock options held by the executive officers of the Company at December 31, 1998. The executive officers did not exercise any stock options during the fiscal year ended December 31, 1998.

                       OPTION VALUES AT DECEMBER 31, 1998

                                                                                      VALUE OF UNEXERCISED
                                              NUMBER OF UNEXERCISED                   IN-THE-MONEY OPTIONS
                                          OPTIONS AT DECEMBER 31, 1998               AT DECEMBER 31, 1998(1)
                                         -------------------------------         -------------------------------
                 NAME                    EXERCISABLE       UNEXERCISABLE         EXERCISABLE       UNEXERCISABLE
                 ----                    -----------       -------------         -----------       -------------
James M. Seneff, Jr....................    287,500            46,000               $84,688               0
Gary M. Ralston........................    149,000            92,000               $44,375               0
Kevin B. Habicht.......................    118,000            46,000               $36,875               0

---------------
(1) Based on the closing price of $13.25 on the New York Stock Exchange on December 31, 1998.

     Under the 1992 Plan, directors, officers, and other key employees and key persons associated with the Company are eligible to receive options under this plan. Additionally, the Company has adopted a defined contribution savings plan (the "401(k) Plan") which covers all employees, including executive officers, who have completed 12 months of service. Participants can contribute up to 15% of annual compensation on a pre-tax basis. The Company provides a 50% matching contribution up to 3% of annual compensation, with a maximum of $4,900. All participant contributions are fully vested as soon as they are made. Company contributions are subject to a vesting schedule and are 100% vested after six years of service.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of Messrs. Seneff, Ralston and Habicht. Each agreement will expire on December 31, 2000, but is subject to automatic one-year renewals. Each agreement contains a noncompete provision applicable during the term and provides for salary per year of $130,000, $275,000 and $175,000, respectively, a bonus and options to purchase shares of Common Stock. Each agreement also contains severance provisions that call for payment to the executive of either twice the executive's annual salary (in the cases of Messrs. Ralston and Habicht) or the executive's annual salary (in the case of Mr. Seneff) in the event that the executive is terminated without cause or the executive resigns for good reason (including material reduction of responsibilities or reduction in salary, failure of a successor to the Company to assume the agreement or the Company's material and willful breach of the agreement), in addition to the continuation of certain fringe benefits and the immediate vesting of options.

     THE FOLLOWING SECTION OF THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED INTO ANY FILING BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING ANY SUCH INCORPORATION BY REFERENCE OF ANY OTHER PORTIONS OF THIS PROXY STATEMENT.

                         COMPENSATION COMMITTEE REPORT

     The Board of Directors appointed a Compensation Committee comprised of the undersigned, Messrs. Clark, Hinkle and Lanier. Members of the Compensation Committee, all of whom must be independent directors of the Company, are selected each year by the full Board of Directors.

     The Compensation Committee believes the Company's degree of success is largely attributable to the talent and dedication of its associates and to the management and leadership efforts of its executive officers. The goal of the Compensation Committee is to establish a compensation program that will attract and retain talented corporate officers, motive them to perform to their fullest potential, as well as align their long term interests with the interests of the Company's stockholders. In evaluating performance, the Compensation Committee considers quantitative and qualitative improvement in the Company's Funds From Operations ("FFO"), capital structure, and individual performance and contribution to corporate goals and objectives.

     Upon consummation of the merger of the Company with its former external advisor on January 1, 1998, all employees of the advisor became employees of the Company. Accordingly, the Compensation Committee began administration of all aspects of executive compensation in 1998. The key elements in the Company's executive compensation program consist of salary, annual bonus and stock options. In making compensation decisions, the Compensation Committee considers the compensation practices and financial performance of other REIT industry participants and from time to time receives assessments and advice regarding compensation practices from independent compensation consultants. Additionally, the Compensation Committee makes a subjective assessment of the general performance of the Company, the officer's contribution to the Company's performance, the officer's anticipated performance and contribution to the Company's achievement of its long term goals and the position, level, and scope of the officer's responsibility.

                                   COMPENSATION COMMITTEE

                                   EDWARD CLARK
                                   CLIFFORD R. HINKLE
                                   TED B. LANIER

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends ("NNN"), with the National Association of Real Estate Investment Trusts Equity Index ("NAREIT") and the S&P 500 Index ("S&P 500") for the five year period commencing January 1, 1994 and ending December 31, 1998. The graph assumes the investment of $100 on January 1, 1994.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
PERFORMANCE GRAPH

                                                        'S&P 500'                   'NAREIT'                      'NNN'
                                                        ---------                   --------                      -----
'12/31/93'                                               100.00                      100.00                      100.00
'3/31/94'                                                 96.19                      103.40                      102.95
'6/30/94'                                                 95.58                      105.31                      103.17
'9/30/94'                                                101.33                      103.15                       94.95
'12/31/94'                                               101.31                      103.17                       97.20
'3/31/95'                                                111.17                      103.00                       98.51
'6/30/95'                                                121.72                      109.05                      108.99
'9/30/95'                                                131.40                      114.19                      112.44
'12/31/95'                                               139.23                      118.92                      110.65
'3/31/96'                                                146.70                      121.63                      117.51
'6/30/96'                                                153.28                      127.04                      125.63
'9/30/96'                                                158.02                      135.35                      126.08
'12/31/96'                                               171.19                      160.86                      149.67
'3/31/97'                                                175.78                      161.98                      141.90
'6/30/97'                                                206.47                      170.04                      150.19
'9/30/97'                                                221.94                      190.13                      159.27
'12/31/97'                                               228.32                      193.45                      181.63
'3/31/98'                                                260.16                      192.55                      182.13
'6/30/98'                                                268.77                      183.72                      170.48
'9/30/98'                                                242.03                      164.39                      157.29
'12/31/98'                                               293.57                      159.59                      145.84

                               SECURITY OWNERSHIP

     The following table sets forth, as of the Record Date, the number and percentage of outstanding shares beneficially owned by all persons known by the Company to own beneficially more than five percent of the Company's Common Stock, by each director and nominee, by each of the executive officers named in "Executive Compensation," above, and by all officers and directors as a group, based upon information furnished to the Company by such stockholders, officers and directors. Unless otherwise noted below, the persons named in the table have sole voting and sole investment power with respect to each of the shares beneficially owned by such person.

                                                             NUMBER OF SHARES                  PERCENT
           NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIALLY OWNED                OF SHARES
           ------------------------------------             ------------------                ---------
Robert A. Bourne(1).......................................        565,109(2)(3)                 1.8%
     400 East South Street, Suite 500
     Orlando, Florida 32801
Edward Clark(1)...........................................         13,379(4)                     (5)
     5204 Shamrock Drive
     Raleigh, North Carolina 27612
Kevin B. Habicht(6).......................................        138,710(7)                     (5)
     455 South Orange Avenue, Suite 700
     Orlando, FL 32801
Clifford R. Hinkle(1).....................................         47,992(8)                     (5)
     215 South Monroe Street, Suite 500
     Tallahassee, Florida 32301
Ted B. Lanier(1)..........................................         24,942(9)                     (5)
     1818 Windmill Drive
     Sanford, North Carolina 27330
Gary M. Ralston (6).......................................        210,995(10)                    (5)
     455 South Orange Avenue, Suite 700
     Orlando, Florida 32801
James M. Seneff, Jr.(11)..................................      1,129,930(2)(12)                3.7%
     455 South Orange Avenue, Suite 700
     Orlando, Florida 32801
ABKB/LaSalle Securities, Inc.(13).........................      2,543,700                       8.5%
     100 East Pratt Street
     Baltimore, MD 21202
Public Employees Retirement System of Ohio................      1,643,000                       5.5%
     277 East Town Street
     Columbus, Ohio 43215
All directors and executive officers as a group (7              1,820,358(2)(3)(4)(7)
  persons)................................................               (8)(9)(10)(12)         6.1%

---------------

 (1) A director of the Company.

 (2) Of these shares, 255,696 shares are held by four limited partnerships, of which Messrs. Bourne and Seneff are general partners and 55,003 shares are held in a private corporation, of which Messrs. Bourne and Seneff each own 50%. Messrs. Bourne and Seneff disclaim beneficial ownership of these shares, except to the extent of their respective percentage interests in each of these entities.

 (3) Includes 2,850 shares held by Mr. Bourne as custodian for his minor children and 196,333 shares subject to currently exercisable options.

 (4) Includes 635 shares held by Mr. Clark's spouse and 12,442 shares subject to currently exercisable options.

 (5) Less than 1 percent.

 (6) An executive officer of the Company.

 (7) Includes 118,000 shares subject to currently exercisable options.

 (8) Includes 12,442 shares subject to currently exercisable options, 1,150 shares held by Mr. Hinkle's spouse, and 30,000 shares held by Flagler Holdings, Inc., in which Mr. Hinkle has a 26 percent interest and dispository and voting authority.

 (9) Includes 8,000 shares held by Mr. Lanier's spouse and 12,442 shares subject to currently exercisable options.

(10) Includes 149,000 shares subject to currently exercisable options.

(11) An executive officer and director of the Company.

(12) Includes 492,021 shares owned by CNL Group, Inc. in which Mr. Seneff and his spouse own 100% and 287,500 shares subject to currently exercisable options. In addition, 35,473 of these shares are held by a trust of which Mr. Seneff serves as trustee. Mr. Seneff disclaims beneficial ownership of the shares held in trust.

(13) Shares shown are reported on a Schedule 13G, dated February 11, 1999, filed with the Securities and Exchange Commission by ABKB/LaSalle Securities Limited Partnership ("ABKB/LaSalle") and LaSalle Advisors Capital Management, Inc. ("LaSalle"). Each of these entities is a registered investment advisor with different advisory clients. LaSalle is the limited partner of ABKB/LaSalle and is the sole stockholder of the general partner of ABKB/LaSalle.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received, written representations from certain reporting persons that they were not required to file Forms 5 for the last fiscal year and other information known to the Company, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1998.

                              CERTAIN TRANSACTIONS

     On December 18, 1997, the Company's stockholders voted to approve an agreement and plan of merger with CNL Realty Advisors, Inc. (the "Advisor"), whereby the stockholders of the Advisor agreed to exchange 100% of the outstanding shares of common stock of the Advisor for up to 2,200,000 shares (the "Share Consideration") of the Company's Common Stock (the "Merger"). As a result, the Company became a fully-integrated, self-administered real estate investment trust effective January 1, 1998. Ten percent of the Share Consideration (220,000 shares) was paid January 1, 1998, and the balance (the "Share Balance") of the Share Consideration is to be paid over time based upon the Company's completed property acquisitions and completed development projects in accordance with the merger agreement. The market value of the common shares issued on January 1, 1998 was $3,933,000.

     During the year ended December 31, 1998, the Company issued 57,813 shares of the Share Balance in connection with the property acquisitions during the nine months ended September 30, 1998. The market value of the shares at the date the shares became issuable totaled $809,000. In addition, in connection with the property acquisitions during the quarter ended December 31, 1998, on January 1, 1999 an additional 371,938 shares of the Share Balance became issuable to the stockholders of the Advisor. The market value of the shares at the date the shares became issuable totaled $4,928,000. Pursuant to the agreement and plan of merger, the Company is required to issue the shares within 90 days after the shares become issuable. At the time of the Merger, the Advisor was owned 76.8% by CNL Group, Inc., which is wholly owned by Mr. Seneff and his wife, 8.5% by Mr. Bourne, 8.5% by Mr. Ralston and 3.1% by Mr. Habicht. The Share Consideration, to the extent paid, is allocated to such persons in accordance with such percentages.

     Upon consummation of the Merger on January 1, 1998, all employees of the Advisor became employees of the Company, and any obligation to pay fees under the advisor agreement between the Company and the Advisor was terminated.

     During the year ended December 31, 1998, the Company received $2,144,000 in development fees for providing certain development services for CNL Retail Development, Inc., which is owned by Mr. Seneff.

     On March 16, 1999, the Company completed the sale of 38 restaurant properties to CNL American Properties Fund, Inc. ("APF"). The Company received gross proceeds of $36.6 million and expects to report a gain on sale of approximately $5.3 million in the first quarter of 1999. Mr. Seneff is the Chairman of the Board of Directors and Chief Executive Officer of APF and Mr. Bourne is the Vice Chairman of the Board of Directors of APF. This transaction was negotiated on behalf of the Company by the Independent Directors who engaged an investment bank to market the portfolio and to provide a valuation of the subject properties.

                              INDEPENDENT AUDITORS

     Upon recommendation of and approval by the Audit Committee, KPMG LLP has been selected to act as independent certified public accountants for the Company during the current fiscal year.

     A representative of KPMG LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the person(s) named in the enclosed Proxy will vote thereon as he or they determine to be in the best interests of the Company.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the annual meeting of stockholders to be held in 2000 must be received at the Company's office at 455 South Orange Avenue, Suite 700, Orlando, Florida 32801, no later than December 12, 1999.

     Stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so by notice delivered to the Secretary of the Company. The proxy for the 2000 annual meeting will grant discretionary authority to vote with regard to nominations and proposals unless
(a) notice is received by February 25, 2000 and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met. The Company requests that such stockholder notice set forth (a) as to each nominee for director, all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors under the proxy rules of the Securities and Exchange Commission; (b) as to any other business, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder; and (c) as to the stockholder, (i) the name and address of such stockholder, (ii) the class or series and number of shares of stock of the Company which are owned beneficially and of record by such stockholder, and (iii) the date(s) upon which the stockholder acquired ownership of such shares.

                                          By Order of the Board of Directors,

                                          /s/ KEVIN B. HABICHT

                                          Kevin B. Habicht
                                          Secretary

April 9, 1999
Orlando, Florida

                                     PROXY
                        COMMERCIAL NET LEASE REALTY, INC.             [NUMERIC]

                                                                     [BAR CODE]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints James M. Seneff, Jr. and Kevin B. Habicht, and either of them, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of Common Stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the annual meeting (including all adjournments thereof) of stockholders of Commercial Net Lease Realty, Inc. (the "Meeting") to be held on May 18, 1999, at 9:00 a.m. local time, at the Citrus Club, 255 S. Orange Avenue, 18th Floor, Orlando, Florida, 32801.

PROPOSAL. To elect five Directors to serve until the next annual meeting of stockholders or until their successors shall have been elected or qualified.

[ ] GRANT AUTHORITY to vote for all nominees listed below (except as marked to the contrary below).

[ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

       ROBERT A. BOURNE, EDWARD CLARK, CLIFFORD R. HINKLE, TED B. LANIER,
                              JAMES M. SENEFF, JR.

                                   INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE
        [ADDRESS WINDOW]           FOR ANY INDIVIDUAL NOMINEE, LINE THROUGH OR
                                   STRIKE OUT ANY NOMINEE LISTED ABOVE.

                                     (continued and to be signed on reverse)



                          (continued from reverse side)

The shares represented by this Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, the shares represented by this Proxy will be voted FOR the Proposal. In addition, the proxies may vote in their discretion on such other matters as may properly come before the Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF COMMERCIAL NET LEASE REALTY, INC.

SIGNATURE(S): _____________________________________________________

TITLE/AUTHORITY:  _________________________________________________

DATED: ________________________________  ______, 1999

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. The proxies are authorized in their discretion, to vote such shares upon any other business that may properly come before the Meeting and all adjournments and postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.